SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
(Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934)

Filed by the Registrant  ☒
Filed by a party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)-2)
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Media & Entertainment Holdings, Inc.

(Name of Registrant Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously by written preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing party:
(4)	Date filed:

The below is a revised first page of the notice of special meeting of the stockholders of Media & Entertainment Holdings, Inc., which is being sent to stockholders with the definitive proxy statement for the special meeting of stockholders to be held on June 11, 2009 in order to correct a typographical error in the notice that is attached to the definitive proxy statement.  The date for the meeting is June 11, 2009.

MEDIA & ENTERTAINMENT HOLDINGS, INC.
230 PARK AVENUE, SUITE 1000, NEW YORK, NEW YORK 10169

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 11, 2009

To the Stockholders of Media & Entertainment Holdings, Inc.:

The special meeting of Stockholders of Media & Entertainment Holdings, Inc. (the “Company”) will be held at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, NY 10004, on Thursday, June 11, 2009, at 10:00 a.m. New York time to:

1.
Consider and vote upon a proposal to approve the dissolution of the Company and the plan of liquidation in the form attached as Annex A,  pursuant to which the Company would liquidate as provided in its charter and public filings.  The plan of liquidation provides for the discharge of the Company’s liabilities and the winding up of its affairs, including distribution to current holders of the Company’s common stock originally issued in its IPO of the principal and accumulated interest (net of applicable taxes and net of a reserve for possible tax liabilities, as discussed on pages 10 and 11 of the enclosed proxy statements) of the IPO trust account as contemplated by its charter and its IPO prospectus, as well as any cash outside the IPO trust account that remains after the Company has satisfied its liabilities to third parties (including liabilities incurred in connection with the liquidation and dissolution of the Company).  No payments will be made in respect of the Company’s outstanding warrants or to any of its initial stockholders with respect to the shares owned by them prior to the IPO.

2.	Adjourn the meeting, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the meeting to adopt the plan of liquidation.

Information regarding the proposals to be acted upon at the meeting is contained in the accompanying proxy statement.

The close of business on Friday, May 15, 2009 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournments or postponements thereof.  Only holders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting or any adjournments or postponements thereof.  A list of stockholders entitled to vote at the meeting will be available for inspection at the Company’s headquarters and at the special meeting.

The accompanying proxy statement sets forth information relating to the Company and describes the terms and conditions of the dissolution and plan of liquidation.  Your vote is important.  Please review all of these materials carefully before completing the enclosed proxy card.  If you are a stockholder of record, you may also cast your vote in person at the special meeting.  If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by presenting a proxy card obtained from your brokerage firm or bank. YOUR FAILURE TO VOTE OR INSTRUCT YOUR BROKERAGE OR BANK HOW TO VOTE WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE DISSOLUTION AND PLAN OF LIQUIDATION.

PLEASE DO NOT SEND ANY CERTIFICATES FOR YOUR SHARES WITH YOUR PROXY CARD.